Exhibit 10.1

EXECUTION VERSION

WAREHOUSING COMMITMENT TERMINATION AGREEMENT

THIS WAREHOUSING COMMITMENT TERMINATION AGREEMENT (this “Agreement”) is made as of September 24, 2014, by and among WALKER & DUNLOP, LLC (the “Borrower”), BANK OF AMERICA, N.A., as Credit Agent (in such capacity, the “Credit Agent”), and the LENDERS party to this Agreement (the “Lenders”).

RECITALS:

The Borrower, the Credit Agent, and the Lenders are parties to, among other documents, instruments, and agreements, that certain Warehousing Credit and Security Agreement dated as of September 4, 2012 (as amended, supplemented, or otherwise modified to the date hereof, the “Loan Agreement”). Capitalized terms used in this Agreement without definition have the meanings specified therefor in the Loan Agreement.

The Borrower and TD Bank, N.A. (“TD”), which is a Lender, have requested that, as of the TD Commitment Termination Date (as hereafter defined), the Credit Agent and Bank of America, N.A., in its capacity as the only Lender other than TD (in such capacity as a Lender, “Bank of America”), agree to permit the termination of TD’s Warehousing Commitment and the repayment of all amounts due to TD as a Lender under the Loan Agreement.

The Credit Agent and Bank of America have agreed to the foregoing requests, on, and subject to, the terms and conditions set forth herein,

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Credit Agent, and the Lenders agree as follows:

1. Termination of Warehousing Commitment of TD.

(a) Notwithstanding any provisions of the Loan Agreement or other Loan Documents, as of the TD Commitment Termination Date, automatically and without need for further documentation (i) the Warehousing Commitment of TD shall terminate, (ii) for all purposes TD shall cease being a Lender, (iii) all obligations of TD as a Lender shall terminate, and (iv) the Warehousing Credit Limit shall be reduced to $425,000,000.00. The Warehousing Commitment of Bank of America shall not be affected. To reflect the foregoing, Exhibit M to the Loan Agreement shall be deemed replaced as of the TD Commitment Termination Date with Exhibit M to this Agreement.

(b) Notwithstanding the foregoing, any Obligations of the Borrower which by their terms are to survive the termination of TD’s Warehousing Commitment and the payment of outstanding amounts due to TD under the Loan Agreement, including, without limitation, indemnification and reinstatement obligations, shall survive the termination of TD’s Warehousing Commitment pursuant to this Agreement, and each such obligation is hereby reaffirmed by the Borrower.

(c) As used herein the term “TD Commitment Termination Date” means the date, which date shall not be after September 26, 2014, specified in a notice (the “Termination Notice”) from an Authorized Representative to the Credit Agent (which notice, notwithstanding any provision of the Loan Agreement, may be given by email) and which date is specifically confirmed by the Credit Agent to such Authorized Representative (which confirmation, notwithstanding any provision of the Loan Agreement, may be given by email), subject to the satisfaction of the following:

(i) By 4:00 p.m. on the first Business Day following the date specified in the Termination Notice (such first Business Day, the “Principal Payment Date”), the Borrower shall pay to the Credit Agent, to be disbursed to TD, an amount equal to the then outstanding principal amount of Warehousing Advances made by TD. Provided that the Warehousing Credit Limit (after giving effect to this Agreement) and Bank of America’s Warehousing Commitment Amount would not be exceeded, the repayment of the outstanding principal amount of TD’s Warehousing Advances as of such date may be accomplished through a like amount increase of the outstanding principal amount of Bank of America’s Warehousing Advances, the proceeds of which shall be paid directly by Bank of America to TD. Accrued and unpaid interest to, but not including, the Principal Payment Date on TD’s Warehousing Advances shall be paid to TD by the Credit Agent from the first payment of interest received by the Credit Agent from the Borrower following the TD Commitment Termination Date.

(ii) No Default or Event of Default will exist on the date of the Termination Notice, on the TD Commitment Termination Date, or on the Principal Payment Date.

(iii) The Borrower shall have delivered to the Credit Agent such certificates of resolutions or other actions, incumbency certificates and/or other certificates of an authorized officer of the Borrower as the Credit Agent may require evidencing (A) the authority of the Borrower to enter into this Agreement and any other documents to be executed and delivered in connection herewith (collectively, the “Termination Documents”), and (B) the identity, authority and capacity of each officer of the Borrower authorized to act on its behalf in connection with this Agreement and the other Transaction Documents.

2. Acknowledgments by Borrower. The Borrower acknowledges, confirms and agrees that:

(a) This Agreement is a Loan Document.

(b) Except as provided herein, the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect, and the Borrower hereby (x) ratifies, confirms and reaffirms all and singular of the terms and conditions of the Loan Agreement and the other Loan Documents, and (y) represents and warrants that:

(i) No Default or Event of Default exists as of the date the Borrower executes this Agreement, nor will a Default or Event of Default exist as of the TD Commitment Termination Date or the Principal Payment Date.

(ii) The representations and warranties made by the Borrower in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof, and will be true and correct as of the TD Commitment Termination Date and the Principal Payment Date, except as to (A) matters which speak to a specific date, and (B) changes in the ordinary course to the extent permitted and contemplated by the Loan Agreement.

(iii) The Borrower has the power and authority and legal right to execute, deliver and perform the Termination Documents, has taken all necessary action to authorize the execution, delivery, and performance of the Termination Documents, and the person executing and delivering the Termination Documents on behalf of the Borrower is and will be duly authorized to do so.

(iv) Each Termination Document has been or will be duly executed and delivered by the Borrower, and constitutes or will constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

(c) The Borrower does not have any offsets, defenses, claims, counterclaims or causes of action of any kind or nature against the Credit Agent or any Lender with respect to any of its liabilities and obligations to the Credit Agent or any Lender, and, in any event, the Borrower specifically waives, releases, and forever relinquishes all claims, demands, obligations, liabilities, and causes of action of whatever kind or nature, whether known or unknown, which it has or may have, from the beginning of the world to both the date hereof and the TD Commitment Termination Date and the Principal Payment Date, against the Credit Agent, or any Lender or their respective current or former Affiliates, officers, directors, employees, agents, attorneys, independent contractors, and predecessors, together with their successors and assigns, directly or indirectly arising out of or based upon any matter related to the Loan, the Obligations, the Loan Agreement, any other Loan Documents, or the administration thereof.

3. Miscellaneous.

(a) This Agreement shall be governed in accordance with the internal laws of the Commonwealth of Massachusetts (without regard to conflict of laws principles) as an instrument under seal.

(b) This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Signatures transmitted electronically (including by fax or e-mail) shall have the same legal effect as originals, but each party nevertheless shall deliver originally signed counterparts of this Agreement to each other party.

(c) This Agreement constitutes the complete agreement among the Borrower, the Credit Agent, and the Lenders with respect to the subject matter of this Agreement and supersedes all prior agreements and understanding relating to the subject matter of this Agreement, and may not be modified, altered, or amended except in accordance with the Loan Agreement.

(d) Time is of the essence with respect to all aspects of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

WALKER & DUNLOP, LLC

By	/s/ Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President, Chief Financial Officer and Treasurer

BANK OF AMERICA, N.A., as Credit Agent and a Lender

By	/s/ David H. Craig
Name:	David H. Craig
Title:	Senior Vice President

TD BANK, N.A.

By	/s/ Richard Hay
Name:	Richard Hay
Title:	Vice President

Signature page to Warehousing Commitment Termination Agreement

EXHIBIT M

Lender Name and Notice Information	Commitment Amount	Commitment Percentage
Bank of America, N.A. 225 Franklin Street MA1-225-02-04, 2nd Floor Boston Massachusetts 02110 Attention: Jane E. Huntington Senior Vice President Fax No.: (617) 346-5025 e-mail: jane.e.huntington@baml.com	$425,000,000.00	100%